Exhibit 99.5

Consent to be Named as a Director Nominee

In connection with the filing by Big Rock Partners Acquisition Corp. of the Registration Statement on Form S-4 with the Securities and Exchange Commission, I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to being named as a nominee to the board of directors of Big Rock Partners Acquisition Corp. in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: January 22, 2021	/s/ Sherry A. Glied
Signature